Exhibit 5.1
November 13, 2009
Psychiatric Solutions, Inc.
6640 Carothers Parkway, Suite 500
Franklin, Tennessee 37067

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to Psychiatric Solutions, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”) relating to the registration of an indeterminate amount of (i) one or more series of debt securities (the “Debt Securities”), (ii) shares of preferred stock, $.01 par value (the “Preferred Shares”), (iii) shares of common stock, $.01 par value per share (the “Common Shares”), or (iv) warrants to purchase Common Shares (the “Common Share Warrants” and, together with the Debt Securities, the Preferred Shares and the Common Shares, the “Securities”), all of which Securities may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).
     We have assumed that the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company (each, a “Board Action”) and in accordance with the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and applicable Delaware law. We further assume that (i) any senior Debt Securities will be issued pursuant to a “Senior Indenture” and any subordinated Debt Securities will be issued pursuant to a “Subordinated Indenture”; and (ii) any Common Share Warrants will be issued under one or more common share warrant agreements (each, a “Warrant Agreement”), each to be between the Company and a financial institution identified therein as a warrant agent (each, a “Warrant Agent”).
     In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Psychiatric Solutions, Inc.
November 13, 2009

     In rendering the following opinions, we state that we are not admitted to practice in any state other than the State of Tennessee, and we express no opinion as to the laws of any jurisdiction other than the State of Tennessee, the General Corporation Law of the State of Delaware and the federal law of the United States to the extent specifically referred to herein. All opinions expressed are as of the date hereof except where expressly stated otherwise.
     Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:
(1)	When a series of the Debt Securities has been (a) duly established by an Indenture or any supplemental indenture thereto, (b) duly authorized and established by applicable Board Action and duly authenticated by the trustee under such Indenture, and (c) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable purchase or underwriting agreement, the Indenture and any applicable supplemental indenture thereto and, as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

(2)	When a series of the Preferred Shares has been duly authorized and established by applicable Board Action, in accordance with the terms of the Certificate of Incorporation and applicable law, and, upon issuance and delivery of certificates for such series of Preferred Shares against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Preferred Shares will be duly authorized and validly issued, fully paid and non-assessable by the Company.

(3)	Upon due authorization by Board Action of an issuance of Common Shares, and upon issuance and delivery of certificates for Common Shares against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Common Shares will be duly authorized and validly issued, fully paid and non-assessable by the Company.

(4)	When the Common Share Warrants have been (a) duly established by the related Warrant Agreement, (b) duly authorized and established by applicable Board Action and duly authenticated by the Warrant Agent, and (c) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement, the applicable Warrant Agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Common Share Warrants will be duly authorized and validly issued.

Psychiatric Solutions, Inc.
November 13, 2009

     To the extent that the obligations of the Company under an Indenture may be dependent on such matters, we assume for purposes of this opinion that the trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the trustee is duly qualified to engage in activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the trustee and constitutes the legally valid and binding obligation of the trustee enforceable against the trustee in accordance with its terms; that the trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.
     To the extent that the obligations of the Company under any Warrant Agreement may be dependent on such matters, we assume for purposes of this opinion that the applicable Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.
     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.
     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and further consent to the reference to this firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that this firm is an “expert” within the meaning of the Securities Act.
Very truly yours,
/s/ Waller Lansden Dortch & Davis, LLP